UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2011 (July 5, 2011)
DEVON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

20 NORTH BROADWAY, OKLAHOMA CITY, OK	73102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 5, 2011, Devon Energy Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives for the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $500 million aggregate principal amount of its 2.400% Senior Notes due 2016, $500 million aggregate principal amount of its 4.000% Senior Notes due 2021 and $1,250 million aggregate principal amount of its 5.600% Senior Notes due 2041 in a registered public offering pursuant to the Company’s shelf registration statement on Form S-3 filed on December 9, 2008 (File No. 333- 156025), as amended by the Post-Effective Amendment No. 1 to Form S-3, filed on July 5, 2011 (as amended, the “Registration Statement”). The Company is filing the Underwriting Agreement as Exhibit 1.1 to this report. By the filing of this report, the Company is causing this exhibit to be incorporated by reference herein and into the Registration Statement.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated July 5, 2011, by and among Devon Energy Corporation and Goldman, Sachs & Co., Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 7, 2011

Devon Energy Corporation
By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 5, 2011, by and among Devon Energy Corporation and Goldman, Sachs & Co., Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein.